CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A of our report dated October 15, 2001, relating to the financial statements and financial highlights which appears in the August 31, 2001 Annual Report to Shareholders of The RBB Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Miscellaneous-Independent Accountants" and "Financial Statements" in such Registration Statement.


                                       /s/  PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
December 4, 2001